Exhibit 99.1

Fibrocell and Intrexon Provide Regulatory Update for FCX-007 for the Treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB)

EXTON, PA and GERMANTOWN, MD - September 25, 2015 - Fibrocell Science, Inc., (NASDAQ:FCSC), an autologous cell and gene therapy company focused on developing first-in-class treatments for rare and serious skin and connective tissue diseases with high unmet needs, and Intrexon Corporation (NYSE:XON), a leader in synthetic biology, today provided an update on the status of the previously filed Investigational New Drug (IND) application for FCX-007, Fibrocell's orphan gene-therapy drug candidate for the treatment of recessive dystrophic epidermolysis bullosa (RDEB), including feedback from the U.S. Food and Drug Administration (FDA) on the IND.
The FDA’s feedback related to the proposed Phase I/II clinical trial protocol and the areas of CMC and toxicology. With respect to toxicology, a hybrid pharmacology/toxicology study based on the injection of FCX-007 in RDEB human skin that was xenografted onto SCID (severe combined immunodeficiency) mice was included in the IND and showed no signs of toxicity. However, the FDA has now requested that Fibrocell execute a toxicology-specific study in which FCX-007 will be injected in non-grafted SCID mice. The new toxicology study is targeted to initiate in the fourth quarter of 2015. Fibrocell expects to amend the IND in response to the FDA’s feedback and to include data from the new toxicology study in the first quarter of 2016.
“We appreciate the clarity received from the Agency and look forward to completing this additional study as quickly as possible,” said David Pernock, Chairman and Chief Executive Officer of Fibrocell. “Our goal remains the successful development of FCX-007 for the patients and families suffering from this devastating disease, and we expect to initiate the Phase I/II clinical trial in the second quarter of 2016.”
About FCX-007
FCX-007 is Fibrocell's novel gene-therapy product candidate for the treatment of recessive dystrophic epidermolysis bullosa (RDEB), a congenital and progressive orphan skin disease caused by the deficiency of the protein type VII collagen (COL7). FCX-007 is a genetically-modified autologous fibroblast that encodes COL7 and is being developed in collaboration with Intrexon. By genetically modifying autologous fibroblasts, ex vivo, to produce COL7, culturing them and then treating blisters and wounds locally via injection, FCX-007 offers the potential to address the underlying cause of the disease by providing high levels of COL7 directly to the affected areas, thereby avoiding systemic treatment.
About Recessive Dystrophic Epidermolysis Bullosa (RDEB)
Recessive dystrophic epidermolysis bullosa (RDEB) is the most severe form of dystrophic epidermolysis bullosa (DEB), a congenital, progressive, devastatingly painful and debilitating genetic disorder that often leads to death. RDEB is caused by a mutation of the COL7A1 gene, the gene which encodes for type VII collagen, a protein that forms anchoring fibrils. Anchoring fibrils hold together the layers of skin, and without them, skin layers separate causing severe blistering, open wounds and scarring in response to any kind of friction, including normal daily activities like rubbing or scratching. Children who inherit the condition are often called "butterfly children" because their skin is as fragile as a butterfly's wings.  We estimate there are approximately 1,100 - 2,500 RDEB patients in the U.S.  Currently, treatments for RDEB address only the sequelae, including daily bandaging, hydrogel dressings, antibiotics, feeding tubes and surgeries.
About Fibrocell Science, Inc.
Fibrocell Science, Inc. (NASDAQ:FCSC) is an autologous cell and gene therapy company primarily focused on developing first-in-class treatments for rare and serious skin and connective tissue diseases with high unmet medical needs.  Fibrocell’s most advanced product candidate, azficel-T, uses its proprietary autologous fibroblast technology and is in a Phase II clinical trial for the treatment of chronic dysphonia resulting from vocal cord scarring.  In collaboration with Intrexon Corporation (NYSE:XON), a leader in synthetic biology, Fibrocell is also developing gene therapies for skin diseases using gene-modified autologous fibroblasts.  Fibrocell is in preclinical development of FCX-007, its orphan gene-therapy product candidate, for the treatment of recessive dystrophic epidermolysis bullosa (RDEB).  Fibrocell is also in preclinical development of FCX-013, its second gene-therapy product candidate, for the treatment of linear scleroderma. For more information, visit fibrocell.com.
About Intrexon Corporation
Intrexon Corporation (NYSE:XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. The Company's integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com.
Fibrocell Forward-Looking Statements
This press release contains, and our officers and representatives may from time to time make, statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: our interpretation of the FDA’s feedback relating to the IND for FCX-007 and our plans to address such feedback; the initiation, design and timing of the additional toxicology study requested by the FDA; the expected timing of the submission of an amended IND for FCX-007; our plans to initiate a Phase I/II clinical trial of FCX-007 for the treatment of RDEB and the expected timing of such trial; the potential advantages of our product candidates; and other statements regarding our future operations, financial performance and financial position, prospects, strategies, objectives and other future events.

Forward-looking statements are based upon management’s current expectations, intentions and beliefs and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and events to differ materially and adversely from those indicated herein including, among others: our ability to successfully complete the additional toxicology study requested by the FDA and whether the results of such study will validate and support the safety of FCX-007; our ability to adequately address the FDA’s feedback relating to our IND for FCX-007; the outcome of the FDA’s review of the amended IND and approval to commence the Phase I/II trial; varying interpretation of pre-clinical data; our ability to maintain our collaboration with Intrexon Corporation; and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” in our most recent Form 10-K and Form 10-Q filings, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. As a result, you are cautioned not to place undue reliance on any forward-looking statements. While we may update certain forward-looking statements from time to time, we specifically disclaim any obligation to do so, whether as a result of new information, future developments or otherwise.
Intrexon Forward-Looking Statements
Some of the statements made in this press release are forward-looking statements.  These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for the development of our business.  Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release.
# # #

Investor & Media Relations Contact:
Karen Casey
Fibrocell Science, Inc.
405 Eagleview Boulevard
Exton, PA 19341
+1 (484) 713-6133
kcasey@fibrocell.com

Christopher Basta
Intrexon
Vice President, Investor Relations
+1 (561) 410-7052
investors@intrexon.com